EXHIBIT 23.2

GLJ	Petroleum Consultants
Principal Officers:
Keith M. Braaten, P. Eng.
President & CEO
Jodi L. Anhorn, P. Eng.
Executive Vice President & COO

Officers / Vice Presidents:
Terry L. Aarsby, P. Eng.
Caralyn P. Bennett, P. Eng.
Leonard L. Herchen, P. Eng.
Myron J. Hladyshevsky, P. Eng.
Bryan M. Joa, P. Eng.
Mark Jobin, P. Geol.
John E. Keith, P. Eng.
John H. Stilling, P. Eng.
Douglas R. Sutton, P. Eng.
James H. Willmon, P. Eng.

Encana Corporation
500 Centre Street S.E.
Calgary, Alberta T2P 2S5

Re:           Registration Statement on Form F-3 (United States Securities and Exchange Commission)

We hereby consent to the use and reference to our name and reports evaluating a portion of Encana Corporation’s petroleum and natural gas reserves as of December 31, 2012, and the information derived from our reports, as described or incorporated by reference in Encana Corporation’s Registration Statement on Form F-3, filed with the United States Securities and Exchange Commission.

Yours truly,

GLJ PETROLEUM CONSULTANTS LTD.

/s/ Keith M. Braaten, P. Eng.

Keith M. Braaten, P. Eng.
President & CEO

Calgary, Alberta
March 25, 2013

4100, 400  –  3rd Avenue S.W., Calgary, Alberta, Canada  T2P 4H2  ●  (403) 266-9500  ●  Fax (403) 262-1855  ●  GLJPC.com